As filed with the Securities and Exchange Commission on February 23, 2012

Registration No. 333-81500

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BERKSHIRE HATHAWAY INC.

(Exact name of Registrant as specified in its Charter)

Delaware	47-0813844
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification Number)

3555 Farnam Street

Omaha, Nebraska 68131

(402) 346-1400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Marc D. Hamburg

Berkshire Hathaway Inc.

3555 Farnam Street

Omaha, Nebraska 68131

(402) 346-1400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy To:

Mary Ann Todd

Munger, Tolles & Olson LLP

355 South Grand Avenue

Los Angeles, California 90071

(213) 683-9100

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.        ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.        ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.        ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.        ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

The sole purpose of this amendment is to remove from registration shares of common stock remaining unsold at the termination of an offering.

This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-3, file number 333-81500 (the “Registration Statement”), originally filed with the Securities and Exchange Commission on January 28, 2002 by Berkshire Hathaway Inc. (“Berkshire”). Berkshire filed the Registration Statement to register 4,505 shares of its Class A common stock, par value $5.00 per share, and 7,063 shares of its Class B Common Stock, par value $0.1667 per share, in each case offered by certain selling shareholders who acquired such shares in exchange for shares of common stock of Shaw Industries, Inc. formerly owned by such selling shareholders. The offer of shares pursuant to the Registration Statement has terminated.

Pursuant to the undertaking in Item 17 of the Registration Statement, Berkshire hereby removes from registration, by means of this Post-Effective Amendment No. 1, the registered shares that were unsold at the termination of the offering pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on February 23, 2012.

BERKSHIRE HATHAWAY INC.

/s/ Marc D. Hamburg
Marc D. Hamburg
Senior Vice President and Chief Financial Officer

[Post-Effective Amendment - 333-81500]

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Warren E. Buffett Warren E. Buffett	Chairman of the Board and Director (principal executive officer)	February 23, 2012

/s/ Marc D. Hamburg Marc D. Hamburg	Senior Vice President and Chief Financial Officer (principal financial officer)	February 23, 2012

/s/ Daniel J. Jaksich Daniel J. Jaksich	Controller (principal accounting officer)	February 23, 2012

/s/ Charles T. Munger Charles T. Munger	Vice-Chairman of the Board and Director	February 23, 2012

/s/ Walter Scott, Jr. Walter Scott, Jr.	Director	February 23, 2012

/s/ Howard G. Buffett Howard G. Buffett	Director	February 23, 2012

/s/ Ronald L. Olson Ronald L. Olson	Director	February 23, 2012

/s/ Susan L. Decker Susan L. Decker	Director	February 23, 2012

/s/ William H. Gates III William H. Gates III	Director	February 23, 2012

/s/ David S. Gottesman David S. Gottesman	Director	February 23, 2012

[Signatures continue on following page.]

[Post-Effective Amendment - 333-81500]

/s/ Charlotte Guyman Charlotte Guyman	Director	February 23, 2012

/s/ Donald R. Keough Donald R. Keough	Director	February 23, 2012

/s/ Thomas S. Murphy Thomas S. Murphy	Director	February 23, 2012

/s/ Stephen B. Burke Stephen B. Burke	Director	February 23, 2012

[Post-Effective Amendment - 333-81500]